EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of our report dated May 13, 1996, which appears on page 21 of the 1996 Annual Report to Shareholders of Mity-Lite, Inc., which is incorporated by reference in Mity-Lite, Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 1996.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
Salt Lake City, Utah
October 30, 1996